Exhibit 24.1

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Robert Q. Reilly, Vicki C. Henn, Edward S. Rosenthal, and Christi Davis and each of them individually, the undersigned’s true and lawful attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, for and on behalf of him or her and in his or her name, in any and all capacities, to (i) execute any and all amendments to the Registration Statements on Form S-4 and Form S-8 (Registration Nos. 333-149076, 33-28828, 33-54960, 333-53806, 333-110758, 333-74666, 333-172930 and 333-149076) and Form S-3 (Registration No. 333-130744), and any and all subsequent amendments to such Registration Statements, including post-effective amendments, and (ii) perform any and all acts and do all things that said attorneys-in-fact and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, with each of the undersigned hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute therefor, lawfully does or causes to be done by virtue hereof. This Power of Attorney does not revoke any prior powers of attorney.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney as of this 14th day of November, 2017.

Name/Signature	Capacity

/s/ William S. Demchak William S. Demchak	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Robert Q. Reilly Robert Q. Reilly	Chief Financial Officer (Principal Financial Officer)

/s/ Gregory H. Kozich Gregory H. Kozich	Controller (Principal Accounting Officer)

/s/ Charles E. Bunch Charles E. Bunch	Director

/s/ Debra A. Cafaro Debra A. Cafaro	Director

/s/ Marjorie Rodgers Cheshire Marjorie Rodgers Cheshire	Director

/s/ Andrew T. Feldstein Andrew T. Feldstein	Director

/s/ Daniel R. Hesse Daniel R. Hesse	Director

/s/ Kay Coles James Kay Coles James	Director

/s/ Richard B. Kelson Richard B. Kelson	Director

/s/ Jane G. Pepper Jane G. Pepper	Director

/s/ Donald J. Shepard Donald J. Shepard	Director

/s/ Lorene K. Steffes Lorene K. Steffes	Director

/s/ Dennis F. Strigl Dennis F. Strigl	Director

/s/ Michael J. Ward Michael J. Ward	Director

/s/ Gregory D. Wasson Gregory D. Wasson	Director